UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 12, 2008
EMULEX CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-31353	51-0300558
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3333 Susan Street
Costa Mesa, California 92626
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (714) 662-5600
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 7.01 Regulation FD Disclosure
Item 9.01 Financial Statements and Exhibits
SIGNATURE
Exhibit Index
EXHIBIT 10.1
EXHIBIT 99.1

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(c) On May 12, 2008, Emulex Corporation (the “Company”) announced its appointment of Jeffrey W. Benck to the office of Executive Vice President, Chief Operating Officer of the Company, effective May [12], 2008.
Mr. Benck, 43 years old, worked for International Business Machines Corporation, a global leader in information technology and services, for 18 years where he served as Vice President and Business Line Executive, BladeCenter from July 2003 to May 2005, and prior to that, Director of Product Marketing, eServer xSeries from April 2001 to July 2003, as well as serving in various other positions prior to April of 2001. From April 2007 to March 2008, Mr. Benck served as President and Chief Operating Officer of QLogic Corporation, a supplier of storage networking solutions.
Pursuant to the Company’s employment offer letter, dated May 4, 2008, Mr. Benck will be entitled to receive a base salary of approximately $400,000 per year, and will be eligible for a targeted annual bonus of 70% of his base salary, paid quarterly, pursuant to the Company’s Executive Bonus Plan on the same terms and conditions as other executive officers of the Company. The Company’s Executive Bonus Plan is filed as Exhibit 10.2 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007. Mr. Benck’s employment will be at-will, however if his employment is terminated by the Company without cause or by Mr. Benck because of a demotion (as defined in the Key Employee Retention Agreement described below) during his first year of employment, he will be paid a lump sum of 100% of his annual base salary and any amounts unpaid under his target annual bonus for his first year of employment, as well as pro rata vesting of any restricted stock for his employment period through termination.
Mr. Benck will receive a grant of 120,000 shares of restricted common stock pursuant to the Company’s 2005 Equity Incentive Plan. The restricted shares will vest over time, with 30% of the shares vesting on each of the first two anniversaries and 40% on the third anniversary of the date on which Mr. Benck commenced his employment with the Company.
Mr. Benck and the Company have executed a key employee retention agreement, which entitles Mr. Benck to receive the following payments and benefits in the event of termination of Mr. Benck’s employment by the Company without cause or by Mr. Benck because of a demotion (as defined in such agreement) within two years after a change in control of the Company: (i) a severance payment equal to the present value of 100% of the sum of Mr. Benck’s annual base salary plus the highest annual average of any two of his last three annual bonuses prior to the change in control; (ii) continuation for one year following termination of employment benefits, including, to the extent applicable, health and life insurance, disability income, tax assistance and executive automobile benefits (reduced to the extent similar benefits are received by him from another employer); and (iii) acceleration of his right to exercise any stock options and vesting of any restricted stock awards based on the length of his continued employment by one year upon the change in control and full acceleration of such option exercise right and vesting of restricted stock awards in the event of termination of his employment without cause or because of a demotion (as defined in such agreement) within two years after the change in control. Mr. Benck’s key employee retention agreement is the same as that of other executive officers of the Company (other than that of its Chairman and Chief Executive Officer), the form of which is filed as Exhibit 10.7 to the Company’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2006, and incorporated herein by this reference.
Mr. Benck and the Company have also executed an indemnification agreement, which provides among other matters, that: (i) the Company shall indemnify Mr. Benck to the fullest extent permitted by applicable law with respect to any action, suit, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding whether civil, criminal, administrative or investigative by reason of the fact that Mr. Benck is or was a director, officer, employee, agent or fiduciary of the Company or any other corporation, partnership, joint venture, trust or other enterprise which Mr. Benck is or was serving at the request of the Company; (ii) the Company will, subject to certain exceptions, advance expenses incurred by Mr. Benck provided, that, if it is ultimately determined that Mr. Benck is not entitled to be indemnified, the Company is entitled to reimbursement of such advances; and (iii) the indemnification provided by the agreement shall be in addition to any rights to which Mr. Benck may be entitled under applicable law, the Company’s certificate of incorporation, its amended and restated bylaws, any agreement, any vote of stockholders, a resolution of directors or otherwise. The indemnification provided under the indemnification agreement shall continue for any action taken while Mr. Benck is serving in an indemnified capacity even though he may have ceased to serve in an indemnified capacity. Mr. Benck’s indemnification agreement is the same as that of other executive officers of the Company, the form of which is attached as Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 17, 2005, and incorporated herein by this reference.
Mr. Benck will also be entitled to participate in the Company’s health and welfare and retirement plans and other arrangements generally available to other full-time employees of the Company, as well as certain group term life insurance and certain health care and tax reimbursements and other perquisites.

The foregoing description of Mr. Benck’s employment terms is qualified in its entirety by reference to the provisions of the offer letter, dated May 4, 2008, from the Company to Jeffrey W. Benck, attached hereto as Exhibit 10.1.
Item 7.01 Regulation FD Disclosure
A copy of the press release announcing the appointment of Mr. Benck described above is furnished as Exhibit 99.1 hereto, and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934 or the Securities Act of 1933, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.
Item 9.01 Financial Statements and Exhibits.
     (c) Exhibits.

Exhibit Number	Exhibit Title or Description

10.1	Offer letter, dated May 4, 2008, from Emulex Corporation to Jeffrey W. Benck.

99.1	Press Release of Emulex Corporation, dated May 12, 2008, announcing the appointment of Jeffrey W. Benck as Executive Vice President, Chief Operating Officer.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMULEX CORPORATION (Registrant)
Date: May 12, 2008	By:	/s/ James McCluney
James McCluney,
Chief Executive Officer and President

Exhibit Index

Exhibit Number	Exhibit Title or Description

10.1	Offer letter, dated May 4, 2008, from Emulex Corporation to Jeffrey W. Benck.

99.1	Press Release of Emulex Corporation, dated May 12, 2008, announcing the appointment of Jeffrey W. Benck as Executive Vice President, Chief Operating Officer.

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